EXHIBIT 99.1

DSP Group Inc.

THE 2003 ISRAELI SHARE INCENTIVE PLAN

(formerly known as The 2003 Israeli Share Option Plan)

(amended and restated on January 22, 2003)

(amended and restated on March 12, 2003)

(amended and restated on April 5, 2006)

(*In compliance with Amendment No. 132 of the Israeli Tax Ordinance, 2002)

i

This plan, as amended from time to time, shall be known as the DSP Group Inc 2003 Israeli Share Incentive Plan (the “ISIP”). The ISIP was formerly known as The 2003 Israeli Share Option Plan.

1.	PURPOSE OF THE ISIP

The ISIP is intended to provide an incentive to retain, in the employ of the Company and its Affiliates (as defined below), persons of training, experience, and ability, to attract new employees, directors, consultants, service providers and any other entity which the Board shall decide their services are considered valuable to the Company, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to acquire shares in the Company, pursuant to the ISIP.

2.	DEFINITIONS

For purposes of the ISIP and related documents, including the Award Agreement, the following definitions shall apply:

2.1 “Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.2 “Approved 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Grantee.

2.3 “Award” means an Option or SAR.

2.4 “Award Agreement” means the agreement between the Company and a Grantee that sets out the terms and conditions of an Award.

2.5 “Base Appreciation Amount” means the dollar amount against which appreciation in the value of common stock of the Company will be measured.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Capital Gain Award (CGA)” as defined in Section 5.4 below.

2.8 “Cause” means, (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal to carry out a reasonable directive of the chief executive officer, the Board or the Grantee’s direct supervisor, which involves the business of the Company or its Affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its Affiliates; (iv) any breach of the Grantee’s fiduciary duties or duties of care of the Company; including without limitation disclosure of confidential information of the Company; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company.

2.9 “Chairman” means the chairman of the Committee.

2.10 “Code” means the United States Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.11 “Committee” means a compensation committee of the Board, designated from time to time by the resolution of the Board, which shall consist of no fewer than two members of the Board. The Committee shall consist of directors who are “outside directors” as defined in Section 162(m) of the Code and “Non-Employee Directors” as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the United States Securities Exchange Act of 1934.

2.12 “Company” means DSP Group Inc, a Delaware corporation.

2.13 “Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.14 “Date of Grant” means, the date of grant of an Award, as determined by the Board or authorized Committee and set forth in the Grantee’s Award Agreement.

2.15 “Employee” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding Controlling Shareholder.

2.16 “Expiration date” means the date upon which an Award shall expire, as set forth in Section 10.2 of the ISIP.

2.17 “Fair Market Value” means as of any date, the value of a Share determined as follows:

(i)	If the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system on the date of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable.

(ii)	If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the date of determination, or;

(iii)	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

2.18 “ISIP” means this 2003 Israeli Share Incentive Plan.

2.19 “ITA” means the Israeli Tax Authority.

2.20 “Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.21 “Ordinary Income Award (OIA)” as defined in Section 5.5 below.

2.22 “Option” means an option to purchase one or more Shares of the Company pursuant to the ISIP.

2.23 “102 Award” means any Award granted to Employees pursuant to Section 102 of the Ordinance.

2.24 “3(i) Award” means an Award granted pursuant to Section 3(i) of the Ordinance to any person who is Non- Employee.

2.25 “Grantee” means a person who receives or holds an Award under the ISIP.

2.26 “Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961, as now in effect or as hereafter amended.

2.27 “Purchase Price” means the price for each Share subject to an Option.

2.28 “SAR” – Stock Appreciation Right – means an option exercisable into Shares in an amount measured by appreciation in the value of common stock of the Company.

2.29 “Section 102” means section 102 of the Ordinance as now in effect or as hereafter amended.

2.30 “Share” means the common stock $ 0.001 par value each, of the Company.

2.31 “Successor Company” means any entity the Company is merged to or is acquired by, in which the Company is not the surviving entity.

2.32 “Transaction” means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the assets of the Company.

2.33 “Trustee” means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.34 “Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

2.35 “Vested Award” means any Award, which has already been vested according to the Vesting Dates.

2.36 “Vesting Dates” means, as determined by the Board or by the Committee, the date as of which the Grantee shall be entitled to exercise all or a part of the Award, as set forth in Section 11 of the ISIP.

3.	ADMINISTRATION OF THE ISIP

3.1 The Board or the Committee shall have the power to administer the ISIP, all as provided by applicable law and in the Company’s incorporation documents. Notwithstanding the above, the Board shall automatically have residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason.

3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.

3.3 The Committee shall have the full power and authority, subject to the approval of the Board to the extent required under applicable law to: (i) designate participants; (ii) determine the terms and provisions of the respective Award Agreements, including, but not limited to, the number and type of Awards to be granted to each Grantee, the number of Shares to be covered by each Award, provisions concerning the time and the extent to which the Awards may be exercised and the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture and to cancel or suspend awards, as necessary; (iii) determine the Fair Market Value of the Shares covered by each Award; (iv) make an election as to the type of 102 Approved Award; and (v) designate the type of Awards, (vi) alter any restrictions and conditions of any Awards or Shares subject to any Awards (vii) interpret the provisions and supervise the administration of the ISIP; (viii) accelerate the right of a Grantee to exercise in whole or in part, any previously granted Award; (ix) determine the Purchase Price of an Option; (x) determine the Base Appreciation Amount of a SAR; (xi) prescribe, amend and rescind rules and regulations relating to the ISIP; and (xii) make all other determinations deemed necessary or advisable for the administration of the ISIP.

3.4 The Board or the Committee shall have the authority to grant, at its discretion, to the holder of an outstanding Award, in exchange for the surrender and cancellation of such Award, a new Award having a Purchase Price or Base Appreciation Amount equal to, lower than or higher than the Purchase Price or Base Appreciation Amount of the original Award so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the ISIP.

3.5 Subject to the Company’s incorporation documents, all decisions and selections made by the Board or the Committee pursuant to the provisions of the ISIP shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Award to be granted to that member except for matters regarding Awards granted generally to all Board members as a class. Any decision reduced to writing shall be executed in accordance with the provisions of the Company’s incorporation documents, as the same may be in effect from time to time.

3.6 The interpretation and construction by the Committee of any provision of the ISIP or of any Award Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

3.7 Subject to the Company’s incorporation documents and the Company’s decision and to all approvals legally required, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the ISIP unless arising out of such member’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the

Company’s incorporation documents, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4.	DESIGNATION OF PARTICIPANTS

4.1 The persons eligible for participation in the ISIP as Grantees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Awards; and (ii) Non-Employees and Controlling Shareholders may only be granted 3(i) Awards.

4.2 The grant of an Award hereunder shall neither entitle the Grantee to participate nor disqualify the Grantee from participating in, any other grant of Awards pursuant to the ISIP or any other option or share plan of the Company or any of its Affiliates.

4.3 Anything in the ISIP to the contrary notwithstanding, all grants of Awards to directors and office holders shall be authorized and implemented in accordance with the provisions of any applicable law, as in effect from time to time.

5.	DESIGNATION OF AWARDS PURSUANT TO SECTION 102

5.1 The Company may designate Awards granted to Employees pursuant to Section 102 as Unapproved 102 Awards or Approved 102 Awards.

5.2 The grant of Approved 102 Awards shall be made under this ISIP adopted by the Board as described in Section 16 below, and shall be conditioned upon the approval of this ISIP by the ITA.

5.3 Approved 102 Awards may either be classified as Capital Gain Awards (“CGA”) or Ordinary Income Awards (“OIA”).

5.4 Approved 102 Awards elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as CGA.

5.5 Approved 102 Awards elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as OIA.

5.6 The Company’s election of the type of Approved 102 Awards as CGA or OIA granted to Employees (the “Election”), shall be appropriately filed with the ITA before the Date of Grant of an Approved 102 Award. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Award under this ISIP and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Awards. The Election shall obligate the Company to grant only the type of Approved 102 Award it has elected, and shall apply to all Grantees who were granted Approved 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Awards at any time.

5.7 All Approved 102 Awards must be held in trust by a Trustee, as described in Section 6 below.

5.8 For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

5.9 Any provision of Section 102 and/or regulations, rules, orders or procedures promulgated thereunder and/or any applicable law, which is necessary in order to receive and/or to keep any tax benefit pursuant thereto, which is not expressly specified in the ISIP or in the Award Agreement, shall be considered binding upon the Company and the Grantees.

6.	TRUSTEE

6.1 Approved 102 Awards which shall be granted under the ISIP and/or any Shares allocated or issued upon exercise of such Approved 102 Awards and/or other securities received subsequently following any realization of rights, including bonus shares, shall be deposited with the Trustee and held for the benefit of the Grantees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Trust Period”). In the case the requirements for Approved 102 Awards are not met, then the Approved 102 Awards shall be treated as Unapproved 102 Awards, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

6.2 Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Awards prior to the full payment of the Grantee’s tax liabilities arising from Approved 102 Awards which were granted to him and/or any Shares allocated or issued upon exercise of such Awards.

6.3 Upon receipt of Approved 102 Award, the Grantee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ISIP, or any Approved 102 Award or Share granted to him thereunder.

6.4 With respect to any Approved 102 Award, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, a Grantee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Award and/or any securities received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Trust Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Trust Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Grantee.

7.	SHARES RESERVED FOR THE ISIP; RESTRICTION THEREON

7.1 Subject to adjustment as set forth in Section 9 below, the maximum aggregate number of authorized but unissued Shares which the Company has reserved for issuance pursuant to the ISIP is one million nine hundred forty four thousand nine hundred ninety-two (1,944,992) Shares plus an annual increase to be added on the first business day of each calendar year beginning in 2004 equal to three percent (3%) of the number of Shares outstanding as of such date or a lesser number of Shares determined by the Board or the Committee. Any Shares which remain unissued and which are not subject to the outstanding Awards at the termination of the ISIP shall cease to be reserved for the purpose of the ISIP, but until termination of the ISIP the Company shall at all times reserve sufficient number of

Shares to meet the requirements of the ISIP. Should any Award for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares subject to such Award may again be subjected to an Award under the ISIP

7.2 Each Award granted pursuant to the ISIP, shall be evidenced by a written Award Agreement between the Company and the Grantee, in such form as the Board or the Committee shall from time to time approve. Each Award Agreement shall state, among other matters, the number of Shares to which the Award relates, the type of Award granted thereunder (whether an Option or a SAR and whether a CGA, OIA, Unapproved 102 Award or a 3(i) Award), the Vesting Dates, the Purchase Price per share or Base Appreciation Amount (as applicable), the Expiration Date and such other terms and conditions as the Committee or the Board in its discretion may prescribe, provided that they are consistent with this ISIP.

8.	PURCHASE PRICE/BASE APPRECIATION AMOUNT

8.1 The Purchase Price of each Share subject to an Option shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. Each Award Agreement for an Option will contain the Purchase Price determined for each Grantee.

8.2 The Purchase Price shall be payable upon the exercise of the Option in a form satisfactory to the Committee, including without limitation, by cash or check. The Committee shall have the authority to postpone the date of payment on such terms as it may determine.

8.3 The Base Appreciation Amount of an SAR shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. Each Award Agreement for an SAR will contain the Base Appreciation Amount determined for each Grantee.

8.4 The Purchase Price or Base Appreciation Amount shall be denominated in the currency of the primary economic environment of, either the Company or the Grantee (that is the functional currency of the Company or the currency in which the Grantee is paid) as determined by the Company.

9.	ADJUSTMENTS

Upon the occurrence of any of the following described events, rights to purchase or acquire Shares under the ISIP shall be adjusted as hereafter provided:

9.1 In the event of a Transaction, the unexercised Awards then outstanding under the ISIP shall be assumed or substituted for an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) as were distributed to the shareholders of the Company in connection and with respect to the Transaction. In the case of such assumption and/or substitution of Awards, appropriate adjustments shall be made to the Purchase Price or Base Appreciation Amount so as to reflect such action and all other terms and conditions of the Award Agreements shall remain unchanged, including but not limited to the vesting schedule, all subject to the determination of the Committee or the Board, which determination shall be in their sole discretion and final. If the Successor Company (or parent or subsidiary of the

Successor Company) does not agree to assume the Awards, the Awards shall terminate upon the effective date of the Transaction. The Company shall notify the Grantee of the Transaction in such form and method as it deems applicable at least ten (10) days prior to the effective date of such Transaction.

9.2 Notwithstanding the above and subject to any applicable law, the Board or the Committee shall have full power and authority to determine that in certain Award Agreements there shall be a clause instructing that, if in any such Transaction as described in section 9.1 above, the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute for the Awards, the Vesting Dates shall be accelerated so that any unvested Award or any portion thereof shall be immediately vested as of the date which is ten (10) days prior to the effective date of the Transaction.

9.3 For the purposes of section 9.1 above, an Award shall be considered assumed or substituted if, following the Transaction, the Award confers the right to purchase or receive, for each Share underlying an Award immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by holders of Shares held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Transaction is not solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Award to be solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided further that the Committee may determine, in its discretion, that in lieu of such assumption or substitution of Awards for options or stock appreciation rights (as applicable) of the Successor Company or its parent or subsidiary, such Awards will be substituted for any other type of asset or property including cash which is fair under the circumstances.

9.4 If the Company is voluntarily liquidated or dissolved while unexercised Awards remain outstanding under the ISIP, the Company shall immediately notify all holders of unexercised Awards of such liquidation, and the holders of Awards shall then have ten (10) days to exercise any unexercised Vested Award held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-days period, all remaining outstanding Awards will terminate immediately.

9.5 If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of the Shares subject to the ISIP or subject to any Awards therefore granted, and the Purchase Prices and Base Appreciation Amounts (as applicable), shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Purchase Price or Base Appreciation Amount, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding shares. Upon the occurrence of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the ISIP (as set forth in Section 7 hereof), in respect of which Awards have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final.

10.	TERM AND EXERCISE OF AWARDS

10.1 Awards shall be exercised by the Grantee by giving written notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the Purchase Price (if applicable) at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the Award is being exercised.

10.2 Awards, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the date set forth in the Award Agreement; and (ii) the expiration of any extended period in any of the events set forth in section 10.5 below.

10.3 The Awards may be exercised by the Grantee in whole at any time or in part from time to time, to the extent that the Awards become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of section 10.5 below, the Grantee is employed by or providing services to the Company or any of its Affiliates, at all times during the period beginning with the granting of the Award and ending upon the date of exercise.

10.4 Subject to the provisions of section 10.5 below, in the event of termination of Grantee’s employment or services, with the Company or any of its Affiliates, all Awards granted to such Grantee will immediately expire. A notice of termination of employment or service shall be deemed to constitute termination of employment or service. For the avoidance of doubt, in case of such termination of employment or service, the unvested portion of the Grantee’s Awards shall not vest and shall not become exercisable.

10.5 Notwithstanding anything to the contrary hereinabove and unless otherwise determined in the Grantee’s Award Agreement, an Award may be exercised after the date of termination of Grantee’s employment or service with the Company or any Affiliates during an additional period of time beyond the date of such termination, but only with respect to the number of Vested Awards at the time of such termination according to the Vesting Dates, if:

(i) termination is without Cause, in which event any Vested Awards still in force and unexpired may be exercised within a period of ninety (90) days after the date of such termination; or

(ii) termination is the result of death or disability of the Grantee, in which event any Vested Awards still in force and unexpired may be exercised within a period of twelve (12) months after the date of such termination; or

(iii) prior to the date of such termination, the Committee shall authorize an extension of the terms of all or part of the Vested Awards beyond the date of such termination for a period not to exceed the period during which the Awards by their terms would otherwise have been exercisable.

For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Award (whether vested or non-vested), will immediately expire and terminate, and the Grantee shall not have any right in connection to such outstanding Awards.

10.6 To avoid doubt, the holders of Awards shall not be deemed owners of the Shares issuable upon the exercise of such Awards and shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares that may be acquired upon the exercise of any part of an Award, until registration of the Grantee as holder of such Shares in the Company’s register of shareholders upon exercise of the Award in accordance with the provisions of the ISIP.

10.7 Any form of Award Agreement authorized by the ISIP may contain such other provisions as the Committee may, from time to time, deem advisable.

10.8 With respect to Unapproved 102 Award, if the Grantee ceases to be employed by the Company or any Affiliate, the Grantee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

11.	VESTING OF AWARDS

11.1 Subject to the provisions of the ISIP, each Award shall vest following the Vesting Dates and for the number of Shares as shall be provided in the Award Agreement. However, no Award shall be exercisable after the Expiration Date.

11.2 An Award may be subject to such other terms and conditions on the time or times when it may be exercised, as the Committee may deem appropriate. The vesting provisions of individual Awards may vary.

12.	PURCHASE FOR INVESTMENT

The Company’s obligation to issue or allocate Shares upon exercise of an Award granted under the ISIP is expressly conditioned upon: (a) the Company’s completion of any registration or other qualifications of such Shares under all applicable laws, rules and regulations or (b) representations and undertakings by the Grantee (or his legal representative, heir or legatee, in the event of the Grantee’s death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Grantee (or his legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Grantee has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Grantee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Grantee.

13.	DIVIDENDS

With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Awards) allocated or issued upon the exercise of Awards and held by the Grantee or by the Trustee, as the case may be, the Grantee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s Incorporation Documents (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

14.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF AWARDS

14.1 No Award or any right with respect thereto, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to it given to any third party whatsoever, except as specifically allowed under the ISIP, and during the lifetime of the Grantee each and all of such Grantee’s rights to acquire Shares hereunder shall be exercisable only by the Grantee.

Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

14.2 As long as the Shares are held by the Trustee on behalf of the Grantee, all rights of the Grantee over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

15.	EFFECTIVE DATE AND DURATION OF THE ISIP

The ISIP shall be effective as of the day it was adopted by the Board and shall continue in effect until terminated by the Board.

16.	AMENDMENTS OR TERMINATION

The Board may at any time, but when applicable, after consultation with the Trustee, amend, alter, suspend or terminate the ISIP. No amendment, alteration, suspension or termination of the ISIP shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Company, which agreement must be in writing and signed by the Grantee and the Company. Termination of the ISIP shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the ISIP prior to the date of such termination.

The Company shall obtain the approval of the Company’s shareholders for any amendment to this ISIP if shareholders’ approval is necessary or desirable to comply with any applicable law, rules or regulations. The Board may also, but need not, require that the Company’s shareholders approve any other amendments to this ISIP.

17.	GOVERNMENT REGULATIONS

The ISIP, and the granting and exercise of Awards hereunder, and the obligation of the Company to sell and/or deliver Shares under such Awards, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Grantee, including the registration of the Shares under the United States Securities Act of 1933, and the Ordinance and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.

18.	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

Neither the ISIP nor the Award Agreement with the Grantee shall impose any obligation on the Company or an Affiliate thereof, to continue any Grantee in its employ or service, and nothing in the ISIP or in any Award granted pursuant thereto shall confer upon any Grantee any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service at any time.

19.	GOVERNING LAW & JURISDICTION

The ISIP shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the ISIP.

20.	TAX CONSEQUENCES

20.1 Any tax consequences arising from the grant or exercise of any Award, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Grantee), hereunder, shall be borne solely by the Grantee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Grantee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

20.2 The Company and/or, when applicable, the Trustee shall not be required to release any Share certificate to a Grantee until all required payments have been fully made.

21.	NON-EXCLUSIVITY OF THE ISIP

The adoption of the ISIP by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the ISIP, and such arrangements may be either applicable generally or only in specific cases.

For the avoidance of doubt, prior grants of options or other types of equity based awards to Grantees of the Company under their employment agreements, and not in the framework of any previous stock incentive plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

22.	MULTIPLE AGREEMENTS

The terms of Awards may differ from other Awards granted under the ISIP at the same time, or at any other time. The Board may also grant more than one Award to a given Grantee during the term of the ISIP, either in addition to, or in substitution for, one or more Awards previously granted to that Grantee.

23.	ISIP APPROVAL

The ISIP was adopted by the Board in November of 2002. In January 2003, the Board adopted and approved an amendment and restatement of the ISIP to increase the number of Shares reserved for issuance under the ISIP by 400,000 shares. In March 2003, the Board adopted and approved an amendment and restatement of the ISIP to (a) amend the ISIP in order to comply with changes in Israeli tax law and (b) to increase the number of Shares reserved for issuance under the ISIP by 444,992 shares. On April 5, 2006, the Board adopted and approved an amendment and restatement of the ISIP to provide for the issuance of SARs under the ISIP.